Exhibit 10.39(c)

AMENDMENT 3 TO EMB-135 FINANCING

LETTER OF AGREEMENT

This Amendment 3 to EMB-135 Financing Letter of Agreement ("Amendment 3") is dated October 27, 2000, and is an agreement among Continental Express, Inc. ("Coex" or [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]), with its principal place of business at 1600 Smith Street, Houston, Texas; Continental Airlines, Inc. ("Continental" or [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]), with its principal place of business at 1600 Smith Street, Houston, Texas; and EMBRAER-Empresa Brasileira de AeronAutica S.A. ("Embraer"), with its principal place of business at Sao Jose dos Campos, SAo Paulo, Brazil, as it relates to the EMB-135 Financing Letter of Agreement dated March 23, 2000 executed by Coex, Continental and Embraer ("EMB-135 Financing LOA").

Coex and Continental have entered into [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3 of the EMB-135 Financing LOA opposite the caption [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] shall be amended to replace "October 16, 2000" with "November 15, 2000" in each instance in which it appears in the two paragraphs under such caption.

2. Section 7 of the EMB-135 Financing LOA shall be amended as follows:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. All capitalized terms used herein and not otherwise defined in this Amendment 3 shall have the meaning provided for in the EMB-135 Financing LOA. Furthermore all other terms and conditions contained in the EMB-135 Financing LOA not specifically referred to herein shall remain in full force and effect and in the event of any conflict between the terms of this Amendment 3 and the EMB-135 Financing LOA the terms of this Amendment 3 shall control.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 3 to be duly executed and delivered by their proper and authorized officers and to be effective as of the day and year first above written.

CONTINENTAL EXPRESS, INC.	CONTINENTAL AIRLINES, INC.
By: /s/ Fred Cromer	By: /s/ Gerald Laderman
Name: Fred Cromer	Name: Gerald Laderman
Title: VP Finance & CFO	Title: Senior Vice President Finance
Witness: /s/ Amy K. Sedano	Witness: /s/ Amy K. Sedano
Name: Amy K. Sedano	Name: Amy K. Sedano
EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A.
By: /s/ Frederico Fleury Curado	By: /s/ Flavio Rimoli
Name: Frederico Fleury Curado	Name: Flavio Rimoli
Title: Executive Vice President Airline Market	Title: Director of Contracts
Witness: /s/ Brasil Areco	Witness: /s/ Carlos Maria Dutra
Name: Brasil Areco	Name: Carlos Maria Dutra